Ryerson Quarterly Release Presentation Q4 2021 Exhibit 99.2

31 Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2021, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

Q4 2021 and FY 2021 Highlights 1 Net Income attributable to Ryerson Holding Corporation Full-year record net income1 of $294.3M and record Adj. EBITDA, excluding LIFO of $860.6M  Achieved fourth quarter diluted EPS of $2.71 and full-year 2021 diluted EPS of $7.56 Fourth quarter net income1 of $106.4M and fourth quarter Adj. EBITDA, excluding LIFO of $238.7M Generated fourth quarter revenue of $1.53B and full-year 2021 revenue of $5.68B Posted fourth quarter gross margin of 21.3% and gross margin, excluding LIFO of 26.3%  Ended the year with $639M of debt and $588M of net debt and achieved a leverage ratio of 0.7x in the fourth quarter Delivered favorable expense leverage with warehousing, delivery, selling, general, and administrative expense at 11.8% of sales in the fourth quarter Generated positive cash flow from operations of $106.8M in the fourth quarter and $35.0M for the full year 2021 Grew book value of equity to $545M, a 275% increase versus year-end 2020 Announced a first quarter 2022 dividend of $0.10 per share, an 18% increase from fourth quarter dividend of $0.085

Macro & Commodities Carbon steel declined, bright metals remain elevated while demand indicators show ongoing strength Sources: Bloomberg: prices through Jan 31, 2022; Federal Reserve, Industrial Production Index monthly year-over-year change; Bloomberg, U.S. Manufacturing PMI Commodity Prices Since Dec. 2017 U.S. Industrial Production U.S. ISM Purchasing Manager’s Index

RYERSON

Sequential Q4 2021 End-Market Trends

North American per day volumes decreased in most end-markets quarter-over-quarter excluding HVAC and oil & gas

QoQ Volume		2021 Sales Mix
↓	Metal Fab and Machine Shop	27%
↓	Industrial Equipment	18%
↓	Commercial Ground Transportation	13%
↓	Consumer Durable	10%
↓	Food & Ag	9%
↓	Construction/Heavy Equipment	9%
↑	HVAC	7%
↑	Oil & Gas	3%

Commentary

Ryerson's fourth quarter North American per day shipments reflected the normal seasonal trend as most of our end-markets, with the exception of HVAC and oil & gas, saw softer customer activity compared to the previous quarter. We also saw declines due to customer production downtime related to the Omicron variant and the rapid decline of HRC prices.

We expect the first quarter shipments to recover on normal seasonality and expect an uptick in sequential volumes.

*Excludes Other Industry Sectors which represent approximately 4% of Ryerson sales mix **Sales product mix based on 2021 results as disclosed in Ryerson's Annual Report on Form 10-K for the year ended December 31, 2021.

5

Q1 2022 Guidance Ryerson anticipates a solid start to 2022 with increased end-market demand Net Sales Net Income1 Adj. EBITDA, excl. LIFO $1.55-1.65B $148-154M $195-205M First quarter revenue guidance of $1.55B to $1.65B assumes sequential average selling price decline of 2% to 4% with shipments up 7% to 9%.  Diluted Earnings per Share2 1 Net Income attributable to Ryerson Holding Corporation 2Diluted EPS of $3.86 represents the midpoint of our $3.78-$3.94 guidance range. See Ryerson’s 8-K filed on February 23, 2022.

Q4 2021 Selected Financial & Operating Metrics Update See Ryerson’s 8-K filed on February 23, 2022. 2Free Cash Flow Yield is calculated based on quarterly cash flow divided by quarterly average market capitalization Q4 2021 Investment 2022 Projection $34M $100M Capital Investment Expenses Expenses / Sales +$1M +40 bps Expense Management Compared to Q3 2021 Inventory Days of Supply Cash Conversion Cycle 88 84 Asset Management Cash from operating activities Free Cash Flow Yield2 $107M 7.3% Cash Flow Investing in speed, value-add, automation and digitalization Expenses increased $0.7M, or 0.4%, sequentially Fourth quarter cash flow generation was driven by strong operating profit generation and lower working capital requirements The Company’s cash conversion cycle reflects an increase in days of supply as mill lead times declined and past due inventory was delivered.

During the quarter, Ryerson distributed its second quarterly cash dividend to shareholders and completed ~$1M in share repurchases. On February 17, 2022 the Board of Directors approved a second dividend increase, raising the Company’s first quarter dividend to $0.10 per share.  $0.085 per Share Return of capital to investors and ~$1M Share repurchases completed of $50M authorized within 2-year period ending August 2023 Q421 Allocation: $0.10 per Share Return of capital to investors Q122 Announced:  Ryerson’s dividend increase reflects the continued decrease in fixed cash commitments and legacy liabilities as well as management’s confidence in the future trajectory of the Company Capital Allocation Plan Update

1 Net Income attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on February 23, 2021. Q4 2021 Key Financial Metrics  Record fourth quarter results driven by excellent execution and debt reduction Net Sales Gross Margin Net Income1 Diluted Earnings per Share Debt $1.5B 21.3% $106M $2.71 $639M -3% QoQ -180 bps QoQ +$57M QoQ +$1.44 QoQ -$33M QoQ Tons Shipped Gross Margin, excl. LIFO Adj. EBITDA excl. LIFO Diluted Adjusted Earnings per Share Net Debt 474k 26.3% $239M $2.68 $588M -9% QoQ -330 bps QoQ -$62M QoQ -$0.57 QoQ -$45M QoQ

1 Net Income attributable to Ryerson Holding Corporation A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on February 23, 2021. 2021 Key Financial Metrics  Record annual results driven by excellent execution and debt reduction Net Sales Gross Margin Net Income1 Diluted Earnings per Share Debt $5.7B 20.2% $294M $7.56 $639M +64% YoY +230 bps YoY +$360M YoY +$9.29 YoY -$101M YoY Tons Shipped Gross Margin, excl. LIFO Adj. EBITDA excl. LIFO Diluted Adjusted Earnings per Share Net Debt 2,095k 26.7% $861M $7.46 $588M +4% YoY +910 bps YoY +$741M YoY +$7.54 YoY -$91M YoY

Ryerson has driven down net debt and fixed cash commitments as part of its financial transformation strategy, significantly reducing annual interest payments  2012 Refinance 2016 Refinance 2020 Refinance 2021 Principal Amount $900M $650M $500M $300M Coupon 9.75% 11.00% 8.50% 8.50% Annual Interest $87.8M $71.5M $42.5M $25.5M Net debt decreased in the fourth quarter and Ryerson achieved a leverage ratio of 0.7x which is better than the low end of our long-term target range.  During 2021, Ryerson redeemed $100M of its 2028 Senior Secured Notes at a price of 104% utilizing proceeds from the Q2 sale-leaseback transaction. The Company also redeemed $50M of these Notes at a price of 103% using cash on hand. Both transactions were completed using the optional redemption features secured in the 2020 bond refinance.  Reduced Net Debt ($M) Reduced Interest Exercising Optional Redemption Features *Cash refers to cash, cash equivalents, and restricted cash from sale of property, plant & equipment. See appendix for details.

Intelligent Network of Industrial Metals Service Centers Say “yes” culture ~100 company-operated locations Hundreds of “virtual” locations Dedicated logistics network Availability, speed, ease, consistency Advanced value-add Diversified (metals mix, 40k customers, 75k products) 24/7 e-commerce platform 180 years of continuous operations as an industry leader beginning in 1842 Great customer experiences at speed, scale and consistency $5.7B  Net Sales 2021 $7.56  Diluted Earnings per Share 2021

Appendix

Ryerson’s North American availability remains strong Ryerson’s global liquidity increased during the period from $698M as of September 30, 2021 to $741M as of December 31, 2021. Strong Liquidity to Fund Operations and Investments *Restricted Cash refers to restricted cash from sales of property, plant & equipment. Cash, Cash Equivalents, & Restricted Cash Foreign Availability Cash for Partially Redeeming 2028 Senior Secured Notes North American Availability

Tons Sold (000’s) Quarterly Financial Highlights 1 Net Income attributable to Ryerson Holding Corporation A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix. Average Selling Price Per Ton Gross Margin & Gross Margin, excl. LIFO Adj EBITDA, excl. LIFO & Net Income Margin %1

Ryerson EV/EBITDA Multiple Re-Rating Still Lagging Results, Performance and Intrinsic Value *Avg. Competitor includes Klockner, Olympic, Reliance and Russel. 2021 includes Q4 data for those who have reported (Russel), and Q3 TTM data for the rest. 2021 includes $12M of deferred pension contributions as allowed under the CARES Act Fixed Cash Commitments

Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO

Adjusted Net Income Reconciliation 2021 net income includes a gain on sale of assets related to the sale-leaseback transaction completed in the second quarter, a loss on retirement of debt related to our 2028 Senior Secured Notes partial redemption and a pension settlement charge related to our partial pension annuitization. Adjusting to remove these charges and the associated income taxes, Ryerson generated attributable net income of $290M, or $7.46 per diluted share.

Non-GAAP Reconciliations: Expenses excl. D&A and one-time Items and Net Debt

31 Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain on sale of assets, gain or loss on retirement of debt, loss on pension settlement, purchase consideration and other transaction costs, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense (income) from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies. Adjusted Net income (loss) and Adjusted Earnings (loss) per share is presented to provide a means of comparison with periods that do not include similar adjustments. Non-GAAP Reconciliation